SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2003

OraSure Technologies, Inc.

(Exact name of issuer as specified in charter)

DELAWARE	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

220 East First Street

Bethlehem, Pennsylvania 18015-1360

(Address of principal executive offices)

(610) 882-1820

(Registrant’s telephone number, including area code)

Item 5 – Other Events and Regulation FD Disclosure.

On October 2, 2003, OraSure Technologies, Inc. (“OraSure”) issued a press release announcing that it had entered into an underwriting agreement with Thomas Weisel Partners LLC, SG Cowen Securities Corporation and Wells Fargo Securities, LLC (collectively, the “Underwriters”) for the sale of 5,000,000 shares of its common stock. Proceeds to OraSure from the sale are expected to be $45 million, prior to underwriting discounts and other offering expenses. The press release containing this announcement is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

In order to file certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of OraSure (File No. 333-106786) previously filed with the Securities and Exchange Commission (the “Commission”), which Registration Statement was declared effective by the Commission on August 8, 2003, OraSure is filing an Underwriting Agreement, dated October 1, 2003, by and among OraSure and the Underwriters as Exhibit 1.1 and the opinion of Pepper Hamilton LLP, regarding the validity of the common stock to be sold by OraSure pursuant to such Underwriting Agreement, as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 1, 2003, by and among OraSure Technologies, Inc. and Thomas Weisel Partners LLC, SG Cowen Securities Corporation and Wells Fargo Securities, LLC.

5.1	Opinion of Pepper Hamilton LLP.

23.2	Consent of Pepper Hamilton LLP (included as part of their opinion filed herewith).

99	OraSure Technologies, Inc. Press Release dated October 2, 2003.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: October 2, 2003	By:	/s/ Jack E. Jerrett

Jack E. Jerrett Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 1, 2003, by and among OraSure Technologies, Inc. and Thomas Weisel Partners LLC, SG Cowen Securities Corporation and Wells Fargo Securities, LLC.

5.1	Opinion of Pepper Hamilton LLP.

23.2	Consent of Pepper Hamilton LLP (included as part of their opinion filed herewith).

99	OraSure Technologies, Inc. Press Release dated October 2, 2003.